Exhibit 10.3

Form of Notice of Stock Option Grant to Executive Officers under the Nonqualified Stock Option Plan

            , 20

[Name of Executive Officer] (Optionee)

[Address]

[Address]

Dear [Name of Executive Officer],

At the direction of the Compensation Committee of the Board of Directors of Pemco Aviation Group, Inc. (the “Company”), you are hereby notified that the Compensation Committee has granted you an option (the “Option”), pursuant to the Amended and Restated Nonqualified Stock Option Plan (the “Plan”), as amended by the Compensation Committee of the Board of Directors and the Company’s shareholders, effective             , 20    . A copy of the Amended and Restated Nonqualified Stock Option Plan (Plan Document) governing the Option granted to you is available upon request to             ,              of the Company. Your attention is directed to all of the provisions of the Plan. The terms of the Option include those of the Plan and the following:

1.	Grant of Option. The Company grants the Optionee the right and option to purchase from the Company all or any part of an aggregate of ______ shares of the Company’s $0.0001 par value Common Stock. The date of grant for this Option is ________, 20__.

2.	Price of Shares. During the term of this Option, the purchase price of the shares subject to this Option shall be __________________ ($__.__) which price is subject to adjustment as provided in the Plan.

3.	Term of Option. This Option and all rights granted thereby and pursuant to the Plan shall terminate on the earlier of ______, 20__ or as provided by the Plan.

4.	Exercise of Option. The shares subject to this Option shall vest and become exercisable over a ____-year period according to the following schedule: ______________. Notwithstanding the foregoing, 100% of the shares subject to this Option shall become exercisable immediately upon a “Change of Control” of the Company as defined in your Employment Agreement.

At the time or times when you wish to exercise this Option, in whole or in part, please refer to the provision of the Plan dealing with methods and formalities of exercise of your Option, using the Form of Exercise provided by the Company.

(signature)